UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                November 17, 2008
                ________________________________________________
                Date of Report (Date of earliest event reported)


                           URANIUM INTERNATIONAL CORP.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


          Nevada                        000-52660                 20-1769847
_______________________________   ________________________   ___________________
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
         incorporation)                                      Identification No.)


       10475 Park Meadows Drive, Suite 600
               Lone Tree, Colorado                                 80124
     ________________________________________                    __________
     (Address of principal executive offices)                    (Zip Code)


                                 (720) 279-2377
               __________________________________________________
               Registrant's telephone number, including area code


                                 Not Applicable
          _____________________________________________________________
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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SECTION 1. REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Effective June 18, 2007, the Board of Directors of Uranium International Corp., a Nevada corporation (the "Company") authorized the execution of a letter of intent dated June 14, 2007 (the "Letter of Intent") with Strathmore Resources
(US) Inc. ("Strathmore"). The Letter of Intent established the basic terms upon which the Company would be prepared to enter into an option and joint venture with Strathmore to explore and, if warranted, develop Strathmore's Nose Rock properties located northeast of Crown Point within the Grants Mineral Belt in the State of New Mexico (collectively, the "Nose Rock Property") and Strathmore's Dalton Pass properties between the Church Rock and Crown Point. The Board of Directors of the Company approved the execution of an option and joint venture agreement dated September 14, 2007 (the "Nose Rock Option and Joint Venture Agreement") with Strathmore. The Board of Directors of the Company approved the execution of an option and joint venture agreement dated October 5, 2007 (the "Dalton Pass Option and Joint Venture Agreement") with Strathmore.

Pursuant to the terms of the Nose Rock Option and Joint Venture Agreement: (i) Strathmore granted to the Company the sole and exclusive right to acquire up to a 65% interest in the Nose Rock Property; (ii) the Company paid $250,000 to Strathmore on September 14, 2007 (the "Effective Date"); and (iii) the Company issued to Strathmore 7,500,000 shares of its restricted common stock on the Effective Date. Pursuant to the terms and provisions of the Dalton Pass Option and Joint Venture Agreement: (i) Strathmore granted to the Company the sole and exclusive right and option to acquire up to a 65% interest in the Dalton Pass
Property: and (ii) the Company paid $250,000 to Strathmore.

In accordance with the further terms and provisions of the Nose Rock Option and Joint Venture Agreement, the Company was required to incur a minimum of $44,500,000 in work expenditures on the Nose Rock Property in accordance with the following schedule: (i) $1,000,000 on or before the first anniversary of the Effective Date; (ii) a further $1,000,000 on or before the second anniversary of the Effective Date; (iii) a further $1,500,000 on or before the third anniversary of the Effective Date; (iv) a further $10,000,000 on or before the fourth anniversary of the Effective Date; (v) a further $10,000,000 on or before the fifth anniversary of the Effective Date; and (vi) a further $10,000,000 on or before the sixth anniversary of the Effective Date; and (vii) a further $11,000,000 on or before the seventh anniversary of the Effective Date.

In accordance with the further terms and provisions of the Dalton Pass Option and Joint Venture Agreement, the Company was required to incur a minimum of $16,750,000 in work expenditures on the Dalton Pass Property (the "Expenditures") and make additional payments of $1,000,000 in cash or stock to Strathmore in accordance with the following schedule: (i) $1,000,000 in Expenditure Costs plus a $250,000 payment in cash or stock on or before October 5, 2008; (ii) a further $2,000,000 in Expenditure Costs plus a $250,000 payment in cash or stock on or before on or October 5, 2009; (iii) a further $2,750,000 in Expenditure Costs plus a $250,000 payment in cash or stock on or before October 5, 2010; (iv) a further $3,000,000 in Expenditure Costs plus a $250,000 payment in cash or stock on or before October 5, 2011; (v) a further $4,000,000 in Expenditure Costs on or before October 5, 2012; and (vi) a further $4,000,000 in Expenditure Costs on or before October 5, 2013.

TERMINATION OF NOSE ROCK OPTION AND JOINT VENTURE AGREEMENT AND DALTON PASS OPTION AND JOINT VENTURE AGREEMENT.

Effective November 17, 2008, the Company entered into a termination agreement with Strathmore (the "Termination Agreement"), pursuant to which the parties agreed that the Nose Rock Option and Joint Venture Agreement and the Dalton Pass Option and Joint Venture Agreement were both terminated. The Nose Rock Option Agreement was terminated as a result of the Company not providing the 7,500,000 shares of restricted common stock to Strathmore. The Dalton Pass Option Agreement was terminated as a result of the Company not incurring the $1,000,000 of expenditure costs, which non-incurrence was due to events or circumstances


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beyond the Company's  control.  As a result of the  Termination  Agreement,  the
7,500,000 shares of restricted common stock issued to Strathmore have been returned to treasury for cancellation. As a further result of the Termination Agreement, the parties agreed that all obligations and duties of the respective parties under the Nose Rock Option and Joint Venture Agreement and the Dalton Pass Option and Joint Venture Agreement have been terminated.

As of the date of this Current Report, the Company is reviewing other potential uranium properties.


SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

    Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

    Not applicable.

(c) SHELL COMPANY TRANSACTION.

    Not applicable.

(d) EXHIBITS.

    Not applicable.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 URANIUM INTERNATIONAL CORP.


DATE: November 20, 2008

                                 /s/ MAREK J. KRECZMER
                                 ________________________________________
                                 Name:  Marek J. Kreczmer
                                 Title: President/Chief Executive Officer


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